Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Investor Relations:	Media:
February 11, 2016	Kurt Ogden	Gary Chapman
The Woodlands, TX	(801) 584-5959	(281) 719-4324
NYSE: HUN

HUNTSMAN REPORTS FOURTH QUARTER AND FULL YEAR 2015 RESULTS;

2015 ADJUSTED EPS IMPROVES TO $2.00 FROM $1.94 IN 2014

Fourth Quarter 2015 Highlights

•                 Adjusted EBITDA was $240 million compared to $292 million in the prior year period and $311 million in the prior quarter.

•                 Adjusted diluted income per share was $0.51 compared to $0.33 in the prior year period and $0.47 in the prior quarter.

•                 Net income attributable to Huntsman Corporation was $4 million compared to net loss of $38 million in the prior year period and net income of $55 million in the prior quarter.

•                 The stronger U.S. dollar reduced adjusted EBITDA by an estimated $24 million compared to the prior year period; a negative impact of approximately $0.07 loss per diluted share.

•                 The combination of effective tax planning, certain unusual tax benefits and regional mix of income created an approximate $0.25 per diluted share net tax benefit during the fourth quarter 2015.

•                 $100 million accelerated share repurchase program completed; $50 million authorization remaining.

Full Year 2015 Highlights

•                 Adjusted EBITDA was $1,221 million compared to $1,340 million in the prior year.

•                 Adjusted diluted income per share was $2.00 compared to $1.94 in the prior year.

•                 Net income attributable to Huntsman Corporation was $93 million compared to $323 million in the prior year.

•                 The stronger U.S. dollar reduced adjusted EBITDA by an estimated $136 million compared to the prior year; a negative impact of approximately $0.39 loss per diluted share.

•                 Planned PO/MTBE maintenance at our Port Neches, TX facility reduced adjusted EBITDA in 2015 by approximately $95 million.  This maintenance occurs approximately once every five years.

	Three months ended			Twelve months ended
	December 31,		September 30,	December 31,
In millions, except per share amounts, unaudited	2015	2014	2015	2015	2014

Revenues	$2,332	$2,951	$2,638	$10,299	$11,578

Net income (loss) attributable to Huntsman Corporation	$4	$(38)	$55	$93	$323
Adjusted net income(1)	$124	$81	$115	$492	$478

Diluted income (loss) per share	$0.02	$(0.16)	$0.22	$0.38	$1.31
Adjusted diluted income per share(1)	$0.51	$0.33	$0.47	$2.00	$1.94

EBITDA(1)	$111	$141	$255	$741	$1,022
Adjusted EBITDA(1)	$240	$292	$311	$1,221	$1,340

See end of press release for footnote explanations

The Woodlands, TX — Huntsman Corporation (NYSE: HUN) today reported fourth quarter 2015 results with revenues of $2,332 million and adjusted EBITDA of $240 million.

Peter R. Huntsman, our President and CEO, commented:

“During the fourth quarter this year, EBITDA from our cyclical businesses — which include our MTBE, ethylene and TiO2 products — decreased approximately $78 million compared to the prior year. This overshadowed the real strength of our portfolio which is in our downstream differentiated businesses.  Excluding approximately $24 million of foreign currency headwind, the EBITDA from our differentiated businesses improved approximately $50 million compared to the prior year or 27%.

“In 2016, primarily as a result of lower priced oil and a lower global economic growth environment, we expect continued EBITDA pressure on our cyclical businesses.  Growth from our differentiated businesses will offset cyclical pressure and inflationary costs such that we expect our 2016 EBITDA to be a similar amount to 2015.  Importantly however, we expect our free cash flow generation to improve by $350 million in 2016 through lower capital expenditures, restructuring and maintenance.  In 2016 we will continue to pursue actively a separation of our TiO2 business through a spinoff to shareholders or other strategic transaction.”

Segment Analysis for 4Q15 Compared to 4Q14

Polyurethanes

The decrease in revenues in our Polyurethanes division for the three months ended December 31, 2015 compared to the same period in 2014 was due to lower average selling prices and lower MTBE sales volumes.  MDI average selling prices decreased in response to lower raw material costs and the currency exchange impact of a stronger U.S. dollar primarily against the Euro.  PO/MTBE average selling prices decreased in-line with lower pricing for high octane gasoline.  MDI sales volumes increased due to higher demand as well as competitor outages in the Asian region.  The decrease in adjusted EBITDA was primarily due to lower MTBE contribution margins and the foreign currency exchange impact of a stronger U.S. dollar primarily against the Euro partially offset by higher MDI contribution margins.

Performance Products

The decrease in revenues in our Performance Products division for the three months ended December 31, 2015 compared to the same period in 2014 was primarily due to lower average selling prices and lower sales volumes.  Average selling prices decreased primarily in response to lower raw material costs and the foreign currency exchange impact of a stronger U.S. dollar primarily against the Euro.  Sales volumes decreased primarily due to customer destocking and competitive pressure.  The decrease in adjusted EBITDA was primarily due to lower ethylene contribution margins partially offset by higher contribution margins in our amines business.

Advanced Materials

The decrease in revenues in our Advanced Materials division for the three months ended December 31, 2015 compared to the same period in 2014 was due to lower sales volumes and lower average selling prices.  Sales volumes decreased primarily due to the de-selection of certain business, customer destocking and competitive pressure.  Average selling prices increased on a local currency basis in the Americas primarily due to our focus on higher value markets but this was more than offset by the foreign currency exchange impact of a stronger U.S. dollar primarily against the Euro globally.  The increase in adjusted EBITDA was primarily due to higher global contribution margins from lower raw material costs and higher selling prices in the Americas.

Textile Effects

The decrease in revenues in our Textile Effects division for the three months ended December 31, 2015 compared to the same period in 2014 was due to lower average selling prices and lower sales volumes.  Average selling prices increased on a local currency basis due to certain price increase initiatives but this was more than offset by the foreign currency exchange impact of a stronger U.S. dollar primarily against the Euro.  Sales volumes decreased primarily due to the de-selection of lower value business and challenging market conditions.  The increase in adjusted EBITDA was primarily due to higher contribution margins from lower raw material costs and product mix improvements.

Pigments and Additives

The decrease in revenues in our Pigments and Additives division for the three months ended December 31, 2015 compared to the same period in 2014 was due to lower average selling prices and lower sales volumes.  Average selling prices decreased primarily as a result of titanium dioxide over supply in the market place and the foreign currency exchange impact of a stronger U.S. dollar primarily against the Euro.  Sales volumes decreased primarily as a result of lower end use demand.  The decrease in adjusted EBITDA was primarily due to lower contribution margins for titanium dioxide.

Corporate, LIFO and Other

Adjusted EBITDA from Corporate, LIFO and Other increased by $10 million to a loss of $38 million for the three months ended December 31, 2015 compared to a loss of $48 million for the same period in 2014.  The increase in adjusted EBITDA was primarily the result of an increase in income from benzene sales of $7 million.

Liquidity, Capital Resources and Outstanding Debt

As of December 31, 2015, we had $1,023 million of combined cash and unused borrowing capacity compared to $1,601 million on December 31, 2014.

On September 29, 2015, our Board of Directors authorized the repurchase of up to $150 million in shares of our common stock.  On October 27, 2015 we entered into and funded an accelerated share repurchase agreement to repurchase $100 million of our common stock.  The accelerated share repurchase was completed in January 2016 with 8.6 million shares repurchased.

During 2015 we spent $663 million on capital expenditures; we expect to spend approximately $450 million annually on capital expenditures in 2016 and 2017.

Income Taxes

During the three months ended December 31, 2015, we recorded an income tax benefit of $39 million as a result of the combination of effective tax planning, certain unusual tax benefits and the regional mix of income.  During the same period we paid $45 million in cash for income taxes.

We expect our 2016 and long term adjusted effective tax rate to be approximately 30%.

Earnings Conference Call Information

We will hold a conference call to discuss our fourth quarter and full year 2015 financial results on Thursday, February 11, 2016 at 9:00 a.m. ET.

Call-in numbers for the conference call:

U.S. participants	(888) 713 - 4199
International participants	(617) 213 - 4861
Passcode	810 262 68#

In order to facilitate the registration process, you may use the following link to pre-register for the conference call. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. You may pre-register at any time, including up to and after the call start time. To pre-register, please go to: https://www.theconferencingservice.com/prereg/key.process?key=P8K7QH79L

Webcast Information

The conference call will be available via webcast and can be accessed from the company’s website at ir.huntsman.com.

Replay Information

The conference call will be available for replay beginning February 11, 2016 and ending February 18, 2016.

Call-in numbers for the replay:

U.S. participants	(888) 286 - 8010
International participants	(617) 801 - 6888
Replay code	29385180

Table 1 — Results of Operations

	Three months ended		Twelve months ended
	December 31,		December 31,
In millions, except per share amounts, unaudited	2015	2014	2015	2014

Revenues	$2,332	$2,951	$10,299	$11,578
Cost of goods sold	1,956	2,502	8,451	9,659
Gross profit	376	449	1,848	1,919
Operating expenses	282	317	1,141	1,128
Restructuring, impairment and plant closing costs	81	67	302	158
Operating income	13	65	405	633
Interest expense	(47)	(57)	(205)	(205)
Equity in income of investment in unconsolidated affiliates	1	—	6	6
Loss on early extinguishment of debt	—	(28)	(31)	(28)
Other income (loss)	3	(2)	1	(2)
(Loss) income before income taxes	(30)	(22)	176	404
Income tax benefit (expense)	39	(12)	(46)	(51)
Income (loss) from continuing operations	9	(34)	130	353
Loss from discontinued operations, net of tax(3)	—	(1)	(4)	(8)
Net income (loss)	9	(35)	126	345
Net income attributable to noncontrolling interests, net of tax	(5)	(3)	(33)	(22)
Net income (loss) attributable to Huntsman Corporation	$4	$(38)	$93	$323

Adjusted EBITDA(1)	$240	$292	$1,221	$1,340

Adjusted net income(1)	$124	$81	$492	$478

Basic income (loss) per share	$0.02	$(0.16)	$0.38	$1.33
Diluted income (loss) per share	$0.02	$(0.16)	$0.38	$1.31
Adjusted diluted income per share(1)	$0.51	$0.33	$2.00	$1.94

Common share information:
Basic shares outstanding	239	243	243	242
Diluted shares	241	243	245	246
Diluted shares for adjusted diluted income per share	241	247	245	246

See end of press release for footnote explanations

Table 2 — Results of Operations by Segment

	Three months ended			Twelve months ended
	December 31,		Better /	December 31,		Better /
In millions, unaudited	2015	2014	(Worse)	2015	2014	(Worse)

Segment Revenues:
Polyurethanes	$909	$1,201	(24)%	$3,811	$5,032	(24)%
Performance Products	552	712	(22)%	2,501	3,072	(19)%
Advanced Materials	256	295	(13)%	1,103	1,248	(12)%
Textile Effects	186	203	(8)%	804	896	(10)%
Pigments & Additives	453	573	(21)%	2,160	1,549	39%
Eliminations and other	(24)	(33)	27%	(80)	(219)	63%

Total	$2,332	$2,951	(21)%	$10,299	$11,578	(11)%

Segment Adjusted EBITDA(1):
Polyurethanes	$141	$171	(18)%	$573	$722	(21)%
Performance Products	76	111	(32)%	460	473	(3)%
Advanced Materials	48	43	12%	220	199	11%
Textile Effects	13	6	117%	63	58	9%
Pigments & Additives	—	9	(100)%	61	76	(20)%
Corporate, LIFO and other	(38)	(48)	21%	(156)	(188)	17%

Total	$240	$292	(18)%	$1,221	$1,340	(9)%

See end of press release for footnote explanations

Table 3 — Pro Forma (2) Results of Operations by Segment

	Three months ended			Twelve months ended
	December 31,		Better /	December 31,		Better /
In millions, unaudited, pro forma	2015	2014	(Worse)	2015	2014	(Worse)

Segment Revenues:
Polyurethanes	$909	$1,201	(24)%	$3,811	$5,053	(25)%
Performance Products	552	712	(22)%	2,501	3,072	(19)%
Advanced Materials	256	295	(13)%	1,103	1,248	(12)%
Textile Effects	186	203	(8)%	804	896	(10)%
Pigments & Additives	453	559	(19)%	2,160	2,673	(19)%
Eliminations and other	(24)	(33)	27%	(80)	(219)	63%

Pro forma total	$2,332	$2,937	(21)%	$10,299	$12,723	(19)%

Segment Adjusted EBITDA(1):
Polyurethanes	$141	$171	(18)%	$573	$728	(21)%
Performance Products	76	111	(32)%	460	473	(3)%
Advanced Materials	48	43	12%	220	199	11%
Textile Effects	13	6	117%	63	58	9%
Pigments & Additives	—	17	(100)%	61	225	(73)%
Corporate, LIFO and other	(38)	(48)	21%	(156)	(188)	17%

Pro forma total	$240	$300	(20)%	$1,221	$1,495	(18)%

See end of press release for footnote explanations

Table 4 — Factors Impacting Sales Revenues

	Three months ended
	December 31, 2015 vs. 2014
	Average Selling Price(a)
	Local	Exchange	Sales Mix	Sales
Unaudited	Currency	Rate	& Other	Volume(b)	Total

Polyurethanes	(19)%	(4)%	2%	(3)%	(24)%
Performance Products	(11)%	(4)%	(1)%	(6)%	(22)%
Advanced Materials	2%	(8)%	1%	(8)%	(13)%
Textile Effects	2%	(7)%	0%	(3)%	(8)%
Pigments & Additives	(9)%	(7)%	(2)%	(3)%	(21)%
Total Company	(14)%	(5)%	2%	(4)%	(21)%

	Twelve months ended
	December 31, 2015 vs. 2014
	Average Selling Price(a)
	Local	Exchange	Sales Mix	Sales
Unaudited	Currency	Rate	& Other(c)	Volume(b)	Total

Polyurethanes	(12)%	(5)%	3%	(10)%	(24)%
Performance Products	(7)%	(5)%	(3)%	(4)%	(19)%
Advanced Materials	2%	(8)%	(1)%	(5)%	(12)%
Textile Effects	1%	(6)%	2%	(7)%	(10)%
Pigments & Additives	(10)%	(8)%	62%	(5)%	39%
Total Company	(8)%	(6)%	10%	(7)%	(11)%

	Pro forma
	Twelve months ended
	December 31, 2015 vs. 2014
	Average
	Selling	Sales Mix	Sales
Unaudited, pro forma	Price(a)	& Other	Volume(b)	Total

Polyurethanes	(17)%	2%	(2)%	(17	)%(d)
Performance Products	(12)%	(3)%	(2)%	(17	)%(e)
Advanced Materials	(6)%	(1)%	(5)%	(12)%
Textile Effects	(5)%	2%	(7)%	(10)%
Pigments & Additives	(19)%	2%	(2)%	(19	)%(f)
Total Company	(15)%	2%	(2)%	(15)%

(a) Excludes sales from tolling arrangements, by-products and raw materials.

(b) Excludes sales from by-products and raw materials.

(c) Includes impact from the acquisition of the Performance Additives and Titanium Dioxide businesses of Rockwood Holdings, Inc. on October 1, 2014.

(d) Excludes volume impact from planned maintenance at our PO/MTBE facility in 1H15.

(e) Excludes volume impact from closure of our European surfactants plant in 2Q14.

(f) Excludes volume impact from nitrogen tank incident at our Uerdingen, Germany facility in 3Q15.

Table 5 — Reconciliation of U.S. GAAP to Non-GAAP Measures

			Income Tax		Net Income (Loss)		Diluted Income
	EBITDA		Benefit (Expense)		Attrib. to HUN Corp.		Per Share
	Three months ended		Three months ended		Three months ended		Three months ended
	December 31,		December 31,		December 31,		December 31,
In millions, except per share amounts, unaudited	2015	2014	2015	2014	2015	2014	2015	2014

GAAP(1)	$111	$141	$39	$(12)	$4	$(38)	$0.02	$(0.16)
Adjustments:
Acquisition and integration expenses, purchase accounting adjustments	22	40	(6)	(4)	16	36	0.07	0.15
Loss from discontinued operations, net of tax(3)	3	1	N/A	N/A	—	1	—	—
Loss (gain) on disposition of businesses/assets	1	(1)	—	—	1	(1)	—	—
Loss on early extinguishment of debt	—	28	—	(10)	—	18	—	0.07
Certain legal settlements and related expenses	1	—	—	—	1	—	—	—
Plant incident remediation costs	1	—	—	—	1	—	—	—
Amortization of pension and postretirement actuarial losses	18	14	(3)	—	15	14	0.06	0.06
Restructuring, impairment, plant closing and transition costs	83	69	3	(18)	86	51	0.36	0.21

Adjusted(1)	$240	$292	$33	$(44)	$124	$81	$0.51	$0.33

Adjusted income tax (benefit) expense					(33)	44
Net income attributable to noncontrolling interests, net of tax					5	3

Adjusted pre-tax income(1)					$96	$128

Adjusted effective tax rate					-34%	34%

			Income Tax		Net Income		Diluted Income
	EBITDA		(Expense) Benefit		Attrib. to HUN Corp.		Per Share
	Three months ended		Three months ended		Three months ended		Three months ended
	September 30,		September 30,		September 30,		September 30,
In millions, except per share amounts, unaudited	2015		2015		2015		2015

GAAP(1)	$255		$(49)		$55		$0.22
Adjustments:
Acquisition and integration expenses, purchase accounting adjustments	10		(2)		8		0.03
Loss from discontinued operations, net of tax(3)	1		N/A		—		—
Loss on early extinguishment of debt	8		(3)		5		0.02
Certain legal settlements and related expenses	1		—		1		—
Plant incident remediation costs	3		(1)		2		0.01
Amortization of pension and postretirement actuarial losses	19		(4)		15		0.06
Restructuring, impairment, plant closing and transition costs	14		15		29		0.12

Adjusted(1)	$311		$(44)		$115		$0.47

Adjusted income tax expense					44
Net income attributable to noncontrolling interests, net of tax					8

Adjusted pre-tax income(1)					$167

Adjusted effective tax rate					26%

			Income Tax		Net Income		Diluted Income
	EBITDA		Expense (Benefit)		Attrib. to HUN Corp.		Per Share
	Twelve months ended		Twelve months ended		Twelve months ended		Twelve months ended
	December 31,		December 31,		December 31,		December 31,
In millions, except per share amounts, unaudited	2015	2014	2015	2014	2015	2014	2015	2014

GAAP(1)	$741	$1,022	$(46)	$(51)	$93	$323	$0.38	$1.31
Adjustments:
Acquisition and integration expenses, purchase accounting adjustments	53	67	(13)	(10)	40	57	0.16	0.23
Impact of certain foreign tax credit elections	N/A	N/A	—	(94)	—	(94)	—	(0.38)
Loss from discontinued operations, net of tax(3)	6	10	N/A	N/A	4	8	0.02	0.03
Loss (gain) on disposition of businesses/assets	2	(3)	—	1	2	(2)	0.01	(0.01)
Loss on early extinguishment of debt	31	28	(11)	(10)	20	18	0.08	0.07
Certain legal settlements and related expenses	4	3	(1)	—	3	3	0.01	0.01
Plant incident remediation costs	4	—	(1)	—	3	—	0.01	—
Amortization of pension and postretirement actuarial losses	74	51	(17)	(10)	57	41	0.23	0.17
Restructuring, impairment, plant closing and transition costs	306	162	(36)	(38)	270	124	1.10	0.50

Adjusted(1)	$1,221	$1,340	$(125)	$(212)	$492	$478	$2.00	$1.94

Adjusted income tax expense					125	212
Net income attributable to noncontrolling interests, net of tax					33	22

Adjusted pre-tax income(1)					$650	$712

Adjusted effective tax rate					19%	30%

See end of press release for footnote explanations

Table 6 — Pro Forma (2) Reconciliation of U.S. GAAP to Non-GAAP Measures

	Pro Forma EBITDA
	Three months ended
	December 31,
In millions, except per share amounts, unaudited, pro forma	2015	2014

GAAP(1)	$111	$191
Adjustments:
Acquisition and integration expenses, purchase accounting adjustments	22	(2)
Loss from discontinued operations, net of tax(3)	3	1
Loss (gain) on disposition of businesses/assets	1	(1)
Loss on early extinguishment of debt	—	28
Certain legal settlements and related expenses	1	—
Plant incident remediation costs	1	—
Amortization of pension and postretirement actuarial losses	18	14
Restructuring, impairment, plant closing and transition costs	83	69

Pro forma adjusted(2)	$240	$300

Pro Forma EBITDA
Three months ended
September 30,
In millions, except per share amounts, unaudited pro forma	2015

GAAP(1)	$255
Adjustments:
Acquisition and integration expenses, purchase accounting adjustments	10
Loss from discontinued operations, net of tax(3)	1
Loss on early extinguishment of debt	8
Certain legal settlements and related expenses	1
Plant incident remediation costs	3
Amortization of pension and postretirement actuarial losses	19
Restructuring, impairment, plant closing and transition costs	14

Pro forma adjusted(2)	$311

	Pro Forma EBITDA
	Twelve months ended
	December 31,
In millions, except per share amounts, unaudited pro forma	2015	2014

GAAP(1)	$741	$1,214
Adjustments:
Allocation of general corporate overhead	—	20
Acquisition and integration expenses, purchase accounting adjustments	53	7
Loss from discontinued operations, net of tax(3)	6	10
Loss (gain) on disposition of businesses/assets	2	(3)
Loss on early extinguishment of debt	31	28
Certain legal settlements and related expenses	4	3
Plant incident remediation costs	4	—
Amortization of pension and postretirement actuarial losses	74	54
Restructuring, impairment, plant closing and transition costs	306	162

Pro forma adjusted(2)	$1,221	$1,495

See end of press release for footnote explanations

Table 7 — Reconciliation of Net Income to EBITDA

	Three months ended			Twelve months ended
	December 31,		September 30,	December 31,
In millions, unaudited	2015	2014	2015	2015	2014

Net income (loss) attributable to Huntsman Corporation	$4	$(38)	$55	$93	$323
Interest expense	47	57	49	205	205
Income tax (benefit) expense from continuing operations	(39)	12	49	46	51
Income tax benefit from discontinued operations(3)	(3)	—	(1)	(2)	(2)
Depreciation and amortization	102	110	103	399	445

EBITDA(1)	111	141	255	741	1,022

Pro forma adjustments to:
Net income (loss) attributable to Huntsman Corporation	—	26	—	—	75
Interest expense	—	1	—	—	34
Income tax (benefit) expense from continuing operations	—	13	—	—	43
Depreciation and amortization	—	10	—	—	40

Pro forma EBITDA(2)	$111	$191	$255	$741	$1,214

See end of press release for footnote explanations

Table 8 — Selected Balance Sheet Items

	December 31,	September 30,	December 31,
In millions	2015	2015	2014
	(unaudited)

Cash	$269	$437	$870
Accounts and notes receivable, net	1,449	1,632	1,707
Inventories	1,692	1,850	2,025
Other current assets	424	332	437
Property, plant and equipment, net	4,446	4,380	4,423
Other assets	1,540	1,535	1,461

Total assets	$9,820	$10,166	$10,923

Accounts payable	$1,061	$1,068	$1,275
Other current liabilities	686	839	790
Current portion of debt	170	158	267
Long-term debt	4,625	4,639	4,854
Other liabilities	1,649	1,671	1,786
Total equity	1,629	1,791	1,951

Total liabilities and equity	$9,820	$10,166	$10,923

Table 9 — Outstanding Debt

	December 31,	September 30,	December 31,
In millions	2015	2015	2014
		(unaudited)

Debt:
Senior credit facilities	$2,454	$2,453	$2,468
Accounts receivable programs	215	217	229
Senior notes	1,850	1,867	1,582
Senior subordinated notes	—	—	526
Variable interest entities	151	158	207
Other debt	125	102	109

Total debt - excluding affiliates	4,795	4,797	5,121

Total cash	269	437	870

Net debt- excluding affiliates	$4,526	$4,360	$4,251

Table 10 — Summarized Statement of Cash Flows

	Three months ended	Year ended
	December 31,	December 31,
In millions, unaudited	2015	2015	2014

Total cash at beginning of period(a)	$437	$870	$529

Net cash provided by operating activities	188	575	760
Net cash used in investing activities	(217)	(600)	(1,606)
Net cash (used in) provided by financing activities	(144)	(562)	1,197
Effect of exchange rate changes on cash	(3)	(16)	(11)
Change in restricted cash	8	2	1

Total cash at end of period(a)	$269	$269	$870

Supplemental cash flow information:
Cash paid for interest	$(67)	$(225)	$(208)
Cash paid for income taxes	(45)	(126)	(165)
Cash paid for capital expenditures	(209)	(663)	(601)
Depreciation and amortization	102	399	445

Changes in primary working capital:
Accounts and notes receivable	$174	$121	$2
Inventories	133	179	(20)
Accounts payable	(46)	(157)	86

Total cash provided by primary working capital	$261	$143	$68

(a) Includes restricted cash.

Footnotes

(1)         We use EBITDA and adjusted EBITDA to measure the operating performance of our business.  We provide adjusted net income because we feel it provides meaningful insight for the investment community into the performance of our business.  We believe that net income (loss) attributable to Huntsman Corporation is the performance measure calculated and presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”) that is most directly comparable to EBITDA, adjusted EBITDA and adjusted net income.  Additional information with respect to our use of each of these financial measures follows:

EBITDA is defined as net income (loss) attributable to Huntsman Corporation before interest, income taxes, and depreciation and amortization. EBITDA as used herein is not necessarily comparable to other similarly titled measures of other companies. The reconciliation of EBITDA to net income (loss) attributable to Huntsman Corporation is set forth in Table 7 above.

Adjusted EBITDA is computed by eliminating the following from EBITDA:  (a) acquisition and integration expenses, purchase accounting adjustments; (b) loss (gain) on initial consolidation of subsidiaries; (c) EBITDA from discontinued operations; (d) loss (gain) on disposition of businesses/assets; (e) loss on early extinguishment of debt; (f) extraordinary loss (gain) on the acquisition of a business; (g) certain legal settlements and related expenses; (h) plant incident remediation costs; (i) amortization of pension and postretirement actuarial losses (gains); and (j) restructuring, impairment, plant closing and transition costs (credits).  The reconciliation of adjusted EBITDA to EBITDA is set forth in Table 5 above.

Adjusted net income (loss) is computed by eliminating the after tax impact of the following items from net income (loss) attributable to Huntsman Corporation: (a) acquisition and integration expenses, purchase accounting adjustments; (b) impact of certain foreign tax credit elections; (c) loss (gain) on initial consolidation of subsidiaries; (d) loss (income) from discontinued operations; (e) discount amortization on settlement financing associated with the terminated merger; (f) loss (gain) on disposition of businesses/assets; (g) loss on early extinguishment of debt; (h) extraordinary loss (gain) on the acquisition of a business; (i) certain legal settlements and related expenses; (j) plant incident remediation costs; (k) amortization of pension and postretirement actuarial losses (gains); and (l) restructuring, impairment, plant closing and transition costs (credits).   We do not adjust for changes in tax valuation allowances because we do not believe it provides more meaningful information than is provided under GAAP.  The reconciliation of adjusted net income (loss) to net income (loss) attributable to Huntsman Corporation common stockholders is set forth in Table 5 above.

(2)         Pro forma adjusted as if it had occurred at the beginning of the relevant period to (a) include the October 1, 2014 acquisition of the Performance Additives and Titanium Dioxide businesses of Rockwood Holdings, Inc.; (b) to exclude the related sale of our TR52 product line — used in printing inks — to Henan Billions Chemicals Co., Ltd. in December 2014; and (c) to exclude the allocation of general corporate overhead by Rockwood.

(3)         During the first quarter 2010 we closed our Australian styrenics operations; results from this business are treated as discontinued operations.

About Huntsman:

Huntsman Corporation is a publicly traded global manufacturer and marketer of differentiated chemicals with 2015 revenues of approximately $10 billion.  Our chemical products number in the thousands and are sold worldwide to manufacturers serving a broad and diverse range of consumer and industrial end markets. We operate more than 100 manufacturing and R&D facilities in approximately 30 countries and employ approximately 15,000 associates within our 5 distinct business divisions. For more information about Huntsman, please visit the company’s website at www.huntsman.com.

Social Media:

Twitter: twitter.com/Huntsman_Corp

Facebook: www.facebook.com/huntsmancorp

LinkedIn: www.linkedin.com/company/huntsman

Forward-Looking Statements:

Statements in this release that are not historical are forward-looking statements. These statements are based on management’s current beliefs and expectations. The forward-looking statements in this release are subject to uncertainty and changes in circumstances and involve risks and uncertainties that may affect the company’s operations, markets, products, services, prices and other factors as discussed in the Huntsman companies’ filings with the U.S. Securities and Exchange Commission. Significant risks and uncertainties may relate to, but are not limited to, financial, economic, competitive, environmental, political, legal, regulatory and technological factors.  The company assumes no obligation to provide revisions to any forward-looking statements should circumstances change, except as otherwise required by applicable laws.